Exhibit (6)(a)(xvii)

AMENDMENT NO. 16

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 16, effective as of June 5, 2009 (“Amendment No. 16”) to the Amended and Restated Investment Management Agreement, dated as of May 1, 2000, as amended (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

The Trust and AXA Equitable agree to modify and amend the Agreement as follows:

1.	Conversion to Index Portfolios: Effective as of June 5, 2009, the investment strategy for the EQ/Oppenheimer Main Street Opportunity Portfolio and EQ/Oppenheimer Main Street Small Cap Portfolio will change from an actively managed investment strategy to a passive investment strategy.

2.	Name Changes: Effective on or about June 5, 2009, the names of the EQ/Oppenheimer Main Street Opportunity Portfolio and EQ/Oppenheimer Main Street Small Cap Portfolio will change to EQ/Common Stock Index II Portfolio and EQ/Small Company Index II Portfolio, respectively.

2.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which AXA Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

3.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to AXA Equitable with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 16 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 16

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

AXA Tactical Manager 500 Portfolio-I, II, III

AXA Tactical Manager 2000 Portfolio-I, II, III

AXA Tactical Manager 400 Portfolio-I, II, III

AXA Tactical Manager International Portfolio-I, II, III

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Franklin Income Core Portfolio (formerly, EQ/Franklin Income Portfolio)

EQ/AXA Franklin Small Cap Value Core Portfolio (formerly, EQ/Franklin Small Cap Value Portfolio)

EQ/AXA Mutual Shares Core Portfolio (formerly, EQ/Mutual Shares Portfolio)

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/AXA Templeton Growth Core Portfolio (formerly, EQ/Templeton Growth Portfolio)

EQ/BlackRock Basic Value Equity Portfolio

EQ/BlackRock International Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio (formerly, EQ/AllianceBernstein Common Stock Portfolio)

EQ/Common Stock Index II Portfolio (formerly, EQ/Oppenheimer Main Street Opportunity Portfolio)

EQ/Core Bond Index Portfolio (formerly, EQ/JPMorgan Core Bond Portfolio)

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen Omega Portfolio

EQ/Focus PLUS Portfolio (formerly, EQ/Marsico Focus Portfolio)

EQ/Global Bond PLUS Portfolio (formerly, EQ/Evergreen International Bond Portfolio)

EQ/Global Multi-Sector Equity Portfolio (formerly, EQ/Van Kampen Emerging Markets Equity Portfolio)

EQ/Intermediate Government Bond Index Portfolio

EQ/International Core PLUS Portfolio

EQ/International ETF Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Money Market Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/Small Company Index II (formerly, EQ/Oppenheimer Main Street Small Cap Portfolio)

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

APPENDIX B

AMENDMENT NO. 16

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)

Index Portfolios
EQ/Common Stock Index (formerly, EQ/AllianceBernstein Common Stock)	0.350%
EQ/Common Stock Index II (formerly, EQ/Oppenheimer Main Street Opportunity)	0.350%
EQ/Core Bond Index	0.350%
EQ/Equity 500 Index	0.250%
EQ/Intermediate Government Bond Index	0.350%
EQ/Large Cap Growth Index	0.350%
EQ/Large Cap Value Index	0.350%
EQ/Mid Cap Index	0.350%
EQ/Small Company Index	0.250%
EQ/Small Company Index II (formerly, EQ/Oppenheimer Main Street Small Cap)	0.250%

(as a percentage of average daily net assets)

Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/AXA Franklin Income Core (formerly, EQ/Franklin Income)	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/AXA Franklin Small Cap Value Core (formerly, EQ/Franklin Small Cap Value)	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/AXA Mutual Shares Core (formerly, EQ/Mutual Shares)	0.700%	0.650%	0.625%	0.600%	0.575%
EQEQ/AXA Templeton Growth Core (formerly, EQ/Templeton Growth)	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/AllianceBernstein International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AllianceBernstein Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Ariel Appreciation II	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AXA Rosenberg Value Long/Short Equity	1.400%	1.350%	1.325%	1.300%	1.275%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/BlackRock International Value	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Growth	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Evergreen Omega	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Global Multi-Sector Equity (formerly, EQ/Van Kampen Emerging Markets Equity)	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/International ETF	0.400%	0.400%	0.400%	0.400%	0.400%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Lord Abbett Growth and Income	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Mid Cap Value	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Van Kampen Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Van Kampen Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Van Kampen Real Estate	0.900%	0.850%	0.825%	0.800%	0.775%

(as a percentage of average daily net assets)

PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Focus PLUS (formerly, EQ/Marsico Focus)	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/International Core PLUS	0.600%	0.550%	0.525%	0.500%	0.475%

EQ/Mid Cap Value PLUS	0.550%	0.500%	0.475%	0.450%	0.425%

EQ/Large Cap Growth PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/Large Cap Core PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

EQ/Large Cap Value PLUS	0.500%	0.450%	0.425%	0.400%	0.375%

(as a percentage of average daily net assets)

PLUS Portfolio	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS (formerly, EQ/Evergreen International Bond)	0.55%	0.53%	0.51%
EQ/Quality Bond PLUS	0.40%	0.38%	0.36%

(as a percentage of average daily net assets)

Tactical Portfolios
AXA Tactical Manager 500 Portfolio-I	0.450%
AXA Tactical Manager 500 Portfolio-II	0.450%
AXA Tactical Manager 500 Portfolio-III	0.450%

(as a percentage of average daily net assets)

Tactical Portfolios
AXA Tactical Manager 2000 Portfolio-I	0.450%
AXA Tactical Manager 2000 Portfolio-II	0.450%
AXA Tactical Manager 2000 Portfolio-III	0.450%
AXA Tactical Manager 400 Portfolio-I	0.450%
AXA Tactical Manager 400 Portfolio-II	0.450%
AXA Tactical Manager 400 Portfolio-III	0.450%
AXA Tactical Manager International Portfolio-I	0.450%
AXA Tactical Manager International Portfolio-II	0.450%
AXA Tactical Manager International Portfolio-III	0.450%